Exhibit 99.1

For Immediate Release

ScanTech AI Systems Regains Nasdaq Market Value of Publicly Held Shares Compliance and Continues Progress on Strategic Re-Compliance Plan

Atlanta, GA, November 10, 2025 - ScanTech AI Systems Inc. (the "Company" or "ScanTech AI") (Nasdaq: STAI),  a developer of advanced AI-powered security screening and imaging systems, today announced that it has received formal notice from The Nasdaq Stock Market LLC confirming that the Company has regained compliance with Nasdaq Listing Rule 5450(b)(2)(C) — requiring a minimum market value of publicly held shares (“MVPHS”) of $15 million.

According to the Nasdaq letter dated November 5, 2025, the Company’s MVPHS was at or above the $15 million threshold for 16 consecutive trading days from September 30 through November 4, 2025, and as a result, the matter is now closed.

Dolan Falconer, Chief Executive Officer of ScanTech AI, stated: “This recompliance confirmation from Nasdaq underscores the tangible progress we’ve made in working to stabilize our market valuation, strengthen governance, and align with our broader re-compliance roadmap. We believe each milestone — from new auditor engagement to strategic capital access — reflects disciplined execution toward restoring full listing standards and building a platform for sustainable growth.”

The Company’s strategic re-compliance plan, initiated earlier this year, includes enhancements to financial reporting oversight, ongoing engagement with Berkowitz Pollack Brant Advisors + CPAs as independent auditor, and continued development of sustainable financing programs such as the ARC Group International Ltd. investment and purchase agreement, which we believe will provide flexible growth capital to support future innovation and regulatory objectives.

FSR Capital, a division of FSR Group Pte Ltd, continues to advise the Company on strategic governance and sustainable financing matters as part of this structured re-compliance and growth plan.

Sam Tan, President of FSR Group, commented: “ScanTech’s steady progress demonstrates a disciplined approach to governance and capital stewardship. We’re proud of the Company’s progress in executing our compliance roadmap methodically, to better position the Company for long-term resilience and investor confidence.”

The Company intends to continue working toward full compliance across all Nasdaq listing standards, maintaining transparency through timely filings and execution of its AI-driven technology and commercialization initiatives. The Company believes that continued progress toward full compliance will unlock the true market value of the Company and also support its strategic fundraising programs.

About ScanTech AI

ScanTech AI Systems Inc. (Nasdaq: STAI) has developed one of the world’s most advanced non-intrusive ‘fixed-gantry’ CT screening technologies. Utilizing proprietary artificial intelligence and machine learning capabilities, ScanTech AI’s state-of-the-art scanners accurately and quickly detect hazardous materials and contraband. Engineered to automatically locate, discriminate, and identify threat materials and items of interest, ScanTech AI’s solutions are designed for use in airports, seaports, borders, embassies, corporate headquarters, government and commercial buildings, factories, processing plants, and other facilities where security is a priority.

For more information, visit www.scantechais.com and investor.scantechais.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations, estimates, forecasts, and projections, and the beliefs and assumptions of management. Words such as “expects,” “intends,” “plans,” “believes,” “seeks,” “may,” “will,” “should,” “anticipates,” or the negative or plural of these words, and similar expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These statements relate to, among other things, the Company’s ability to regain and maintain compliance with Nasdaq continued listing standards, successfully execute on its re-compliance plan, execute its growth strategy, and develop or commercialize its technologies. Additionally, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those expressed or implied herein.

These risks and uncertainties include, but are not limited to: market conditions; dilution and volatility associated with equity financings; the Company’s ability to regain compliance and remain in compliance with Nasdaq listing standards; operational and regulatory risks in the artificial intelligence and security technology sectors; product and service acceptance; regulatory oversights; whether ScanTech AI will have sufficient capital to operate as anticipated; and other factors detailed in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Should one or more of these risks of uncertainties materialize, or should any of the assumptions of ScanTech AI prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release and are based on the information available to ScanTech AI as of the date hereof. ScanTech AI assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may otherwise be required under applicable law.

Media Contact

ScanTech AI Systems Inc.

D. Williams Sr. Senior VP Sales, Business Development & Investor Relations

dwilliams@scantechais.com

Investor & Media Relations Contact:

International Elite Capital Inc.

Annabelle Zhang

+1(646) 866-7928

annabelle@iecapitalusa.com